Exhibit 99.1

NEWS RELEASE

CareDx, Inc. Reports Fourth Quarter and Full Year 2015 Financial Results

Brisbane, CA — March 24, 2016—CareDx, Inc. (Nasdaq: CDNA), a molecular diagnostics company focused on the discovery, development and commercialization of clinically differentiated, high-value diagnostic surveillance solutions for transplant patients, today reported financial results for the fourth quarter and full year ended December 31, 2015.

Recent Highlights:

•	For the full year 2015, revenue was $28.1 million versus $27.3 million in 2014, an increase of 3%. Total revenue in 2014 included a $1.1 million one-time payment from LabCorp recorded in the fourth quarter.

•	Revenue from AlloMap®, the Company’s flagship molecular diagnostic surveillance solution, grew to $27.9 million in 2015 compared to $25.8 million in 2014, an increase of 8%.

•	Total revenue for the fourth quarter was $6.6 million, which included a change in revenue recognition from accrual to cash accounting for royalties we receive on a technology license.

•	Fourth quarter AlloMap revenue was $6.7 million, up 1% year over year.

•	AlloMap revenue in the fourth quarter was negatively impacted by reduced collections from an external vendor as we transitioned to our in-house team.

•	Over 13,000 AlloMap patient results were provided in the year ended December 31st, 2015, up 10% over 2014.

•	CareDx and Diaxonhit announced completion of technology transfer of AlloMap in Europe.

•	A positive coverage decision for AlloMap was received from TRICARE® covering over 9 million lives of U.S. military members and their families.

•	Completed analytical validation of AlloSure™, the company’s transplant surveillance solution under development based on cfDNA technology.

•	Announced an agreement to acquire 78% percent of the outstanding shares of Allenex AB, a Swedish organ transplant company.

“I am pleased with the continued growth in AlloMap and our progress with the development of AlloSure, demonstrating the utility of cell-free DNA technology as a biomarker in organ transplantation,” said President and Chief Executive Officer, Peter Maag. “And I am very excited about the combination with Allenex, which will create an international transplantation diagnostics company with expanded distribution and growth potential. Together we will offer patients and clinicians a broader range of transplant diagnostic solutions, which should enhance our ability to improve patient outcomes.”

Fourth Quarter Financial Results

Revenue for the three months ended December 31, 2015 was $6.6 million, versus $8.0 million in the same period in 2014. The 2014 period benefited from a $1.1 million one-time payment from LabCorp.

For the fourth quarter of 2015, net loss was $4.8 million compared to net loss of $5,000 in the fourth quarter of 2014.

Basic and diluted net loss per share each were $0.40 in the fourth quarter of 2015, compared to basic and diluted earnings per share of $0.00, respectively, in the fourth quarter of 2014.

Cash and cash equivalents were $29.9 million as of December 31, 2015.

Full Year Financial Results

Revenue for the fiscal year ended December 31, 2015 was $28.1 million, up from $27.3 million for fiscal year 2014.

For the full year 2015, net loss was $13.7 million compared to net income of $0.8 million for 2014. Basic and diluted loss per share were $1.16 for fiscal year 2015 compared to basic and diluted income per share of $0.13 and $0.10 for fiscal year 2014.

Conference Call

Management will host a conference call today beginning at 1:30 p.m. PT / 4:30 p.m. ET. Individuals interested in listening to the conference call may do so by dialing (855) 420-0616 for domestic callers or +1(678) 304-6848 for international callers. Please reference Conference ID: 37676864. To listen to a live webcast, please visit the investor relations section of CareDx’s website at: www.CareDx.com.

A replay of the call will be available beginning March 24, 2016 at 4:30pm PT/7:30pm ET through midnight on March 25, 2016. To access the replay, dial (855) 859-2056 or (404) 537-3406 and reference Conference ID: 37676864. The webcast will also be available on CareDx’s website for one year following the completion of the call.

About CareDx

CareDx, Inc., based in Brisbane, California, is a molecular diagnostics company focused on the discovery, development and commercialization of clinically differentiated, high-value diagnostic surveillance solutions for transplant patients. The company has commercialized AlloMap®, a gene expression test that aids clinicians in identifying heart transplant patients with stable graft function who have a low probability of moderate/severe acute cellular rejection. CareDx is also developing additional products for transplant monitoring using a variety of technologies, including AlloSure™, its next-generation sequencing-based test to detect donor-derived cell-free DNA after transplantation. For more information, please visit: www.CareDx.com.

Forward Looking Statements

In addition to the historical information, this press release contains forward-looking statements with respect to our business, research, development and commercialization efforts and anticipated future financial results. These forward-looking statements are based upon information that is currently available to us and our current expectations, speak only as of the date hereof, and are subject to numerous risks and uncertainties, including the risk that our revenue may not be as high as anticipated, risks related to the successful consummation and integration of the acquisition of Allenex AB, risks relating to our dependence on the sales of one test, AlloMap, for substantially all of our current revenue, our dependence on Medicare for a substantial portion of our revenue, our dependence on health insurers and other third-party payers to provide coverage for our current test and future tests, if any, risks of increased competition from other market participants, many of whom have substantially greater resources than us and risks related to our development and commercialization of additional diagnostic solutions. These factors, together with those that are described in greater detail in our filings with the SEC, including the Annual Report on Form 10-K for the fiscal year ended December 31, 2014 filed by us with the SEC on March 31, 2015, may cause our actual results, performance or achievements to differ materially and adversely from those anticipated or implied by our forward-looking statements. We expressly disclaim any obligation, except as required by law, or undertaking to update or revise any such forward-looking statements. Our results for the most recent reporting period are not necessarily indicative of our operating results for any future periods.

Investor Relations Contact:

Westwicke Partners

Jamar Ismail

(415) 513-1282

jamar.ismail@westwicke.com

CareDx, Inc.

Statements of Operations

(unaudited)

(in thousands, except share and per share data)

	Three-Month Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
Revenue:
Testing revenue	$6,734	$6,697	$27,881	$25,842
Collaboration and license revenue	(86)	1,255	263	1,464

Total revenue	6,648	7,952	28,144	27,306
Operating expenses:
Cost of testing	2,486	2,204	10,273	8,541
Research and development	2,704	1,298	9,333	3,846
Sales and marketing	1,896	1,635	8,349	6,472
General and administrative	3,694	2,349	12,247	8,436
Change in estimated fair value of contingent consideration	330	37	(126)	(1,239)

Total operating expenses	11,110	7,523	40,076	26,056

Loss from operations	(4,462)	429	(11,932)	1,250
Interest expense, net	(253)	(389)	(1,587)	(2,116)
Other expense, net	(47)	(45)	(188)	147

Loss before income taxes	(4,762)	(5)	(13,707)	(719)
Income tax benefit	—	—	—	1,500

Net (loss) income	$(4,762)	$(5)	$(13,707)	$781

Net (loss) income per share:
Basic	$(0.40)	$—	$(1.16)	$0.13

Diluted	$(0.40)	$—	$(1.16)	$0.10

Shares used to compute net (loss) income per share:
Basic	11,902,325	11,802,241	11,860,885	5,815,928

Diluted	11,902,325	12,129,058	11,860,885	9,283,001

CareDx, Inc.

Balance Sheets

(unaudited)

(in thousands)

	As of December 31,
	2015	2014
ASSETS
Current assets:
Cash & cash equivalents	$29,888	$36,431
Accounts receivable	2,367	2,687
Inventory	766	686
Prepaid and other assets	1,341	542

Total current assets	34,362	40,346
Property and equipment, net	2,425	1,968
Intangible assets, net	6,650	6,650
Goodwill	12,005	12,005
Restricted cash	147	147
Other noncurrent assets	49	25

Total assets	$55,638	$61,141

LIABILITIES & EQUITY
Current liabilities:
Accounts payable	$1,644	$1,128
Accrued payroll	2,366	1,684
Accrued and other liabilities	2,892	1,616
Accrued royalties	242	241
Deferred revenue	142	505
Current portion of long-term debt	2,866	5,961

Total current liabilities	10,152	11,135
Deferred rent, net of current portion	1,426	1,684
Deferred revenue, net of current portion	703	471
Long term debt, net of current portion	12,887	5,451
Contingent consideration	948	1,074
Other liabilities	28	28

Total liabilities	26,144	19,843
Stockholders’ equity:
Common stock	12	12
Additional paid in capital	202,564	200,661
Accumulated deficit	(173,082)	(159,375)

Total stockholders’ equity	29,494	41,298

Total liabilities and equity	$55,638	$61,141